EX.99.77Q3

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT ("Agreement"), dated as of June 18, 2018, between FOXBY CORP., a Maryland corporation (the "Borrower"), executing this Agreement on behalf of itself and on behalf and for the benefit of those investment series set forth on Exhibit 1.1 (the "Fund(s)" and each, a "Fund"), and THE HUNTINGTON NATIONAL BANK, a national banking association ("Bank").  In the event of conflict between the Revolving Credit Agreement and this Agreement, this Agreement shall control.
W I T N E S S E T H:
WHEREAS, the Borrower and Bank have previously entered into a Custody Agreement dated June 1, 2018, (as said Custody Agreement may be amended, restated or otherwise modified from time to time, "the Custody Agreement") pursuant to which Bank holds securities as custodian for the Borrower on behalf of the Funds, all as more fully set forth in the Custody Agreement; and
WHEREAS, the Borrower, on behalf and for the benefit of the Funds, is issuing to Bank a promissory (as said Note may be amended, restated or otherwise modified from time to time, the "Note") in connection with the execution on the date hereof by the Borrower on behalf and for the benefit of the Funds and Bank of that certain Revolving Credit Agreement (as said Loan Agreement may be amended, restated or otherwise modified from time to time, the "Loan Agreement"); and
WHEREAS, the Borrower, on behalf of the Funds, the Investment Adviser and the Bank may execute a Foreign Exchange Agreement(s) ("FX Agreement") pursuant to which the Investment Adviser enters into foreign exchange transactions on behalf of a Fund for hedging and investment purposes and the Borrower, on behalf of the Funds, the Investment Adviser and the Bank may execute an ISDA Master Agreement (Multicurrency - Cross Border), as well as any related annexes, confirmations and other documentation (an "FX Options Agreement", and together with the FX Agreement, the "FX Documentation"), pursuant to which the Investment Adviser may enter into foreign currency options transactions on behalf of a Fund; and;
WHEREAS, it is a condition to Bank executing the Loan Agreement, an FX Agreement and, if applicable, an FX Options Agreement that this Agreement be executed and delivered by the Borrower, pursuant to which the Borrower is, among other things, agreeing to pledge securities owned by the Borrower but held by a Fund to (i) secure borrowings incurred by the Borrower on behalf of the Fund under the Loan Agreement and as reflected on the Note and (ii) secure the settlement of foreign exchange transactions under the FX Documentation.
NOW, THEREFORE, in consideration of the premises and to induce Bank to agree to execute the Loan Agreement and the FX Documentation, it is agreed as follows:
1.	Definitions.
Specific Definitions.  The following definitions shall apply:
"Alternative Funding Date" shall have the meaning given it in the FX Agreement.
"Business Day" shall mean any day on which the Bank shall be open to the public in Indianapolis, Indiana for the transaction of its normal banking business.
"Collateral" shall have the meaning set forth for that term in Section 2.
"Costs" shall have the meaning set forth for that term in Section 10.
"Default" means any event that, with the giving of notice or the passage of time, or both, would be an Event of Default.
"Event of Default" has the meaning set forth in Section 17.
"Governmental Authority" shall mean any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court.
"Insolvency Event" means, with respect to a Person, any of the following:  a court enters a decree or order for relief in respect to such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of such Person or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed against such Person; or such Person commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing.
"Investment Adviser" has the meaning set forth in Exhibit 1.1
"Lien" means any security interest, mortgage, pledge, assignment, or voluntary or involuntary lien, charge or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.
"Obligation(s)" (i) means all loans, advances, indebtedness and other obligations of the Borrower owed to Bank under the Loan Agreement, as the same may be amended from time to time hereafter, of every description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, secured or unsecured, and all expenses and attorney's fees incurred by Bank under this Agreement or any other document or instrument related thereto, and (ii) any amounts owed to the Bank in connection with any foreign exchange transaction or foreign currency options transaction entered into on behalf of a Fund and to pay any and all applicable fees under the FX Agreement, the FX Options Agreement or any Pledge Documents, and all Costs incurred by the Bank.
"OFAC" means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
"Person" shall mean and include an individual, business trust, statutory trust, corporation, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity.
"Pledge Documents," means this Agreement and the Control Agreement dated June 18, 2018, by and among the Borrower, on behalf of the Funds; the Custodian and the Bank, including any and all such documents as they may be amended, restated or otherwise modified from time to time.
"Prime Rate" means the rate of interest announced by the Bank from time to time to be its prime lending rate, which rate shall be determined solely by the Bank and does not necessarily represent the lowest rate charged to any customer.
"Requirements of Law" as to any Person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person and any determination of an arbitrator or a court or other Governmental Authority, or law, treaty, rule or regulation or, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
"Sanctioned Entity" means (i) a country or a government of a country, (ii) an agency of the government of a country, (iii) an organization directly or indirectly controlled by a country or its government, (iv) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.
"Sanctioned Person" means a person named on the list of Specially Designated Nationals maintained by OFAC.
"Securities" shall have the meaning set forth for that term in Section 2.
"Settlement Date" has the meaning given it in the FX Documentation.
"Trade Date" has the meaning given it in the FX Documentation.
"Trust Custody Account," means each account of the Borrower established with the Custodian on behalf of a Fund pursuant to the Custody Agreement.
2. Pledge.  To secure the payment and performance by the Borrower, on behalf of a Fund, of the Obligations under the Loan Agreement and the FX Documentation, the Borrower grants to the Bank and its successors and assigns, with full power and discretion as hereinafter provided, a continuing first priority lien and security interest in and right of setoff against all of the Borrower's rights, title and interest, including without limitations the Borrower's securities entitlement (as such term is defined in Article 8 of the Uniform Commercial Code as adopted by the State of Indiana (the "UCC")), in and to the Securities (as defined below) now or at any time held or controlled by Bank pursuant to the Custody Agreement or by any third party, whether or not acting on behalf of the Bank, together with all the Borrower's rights, title and interest in and to all Securities and financial assets (as such term is defined in Article 8 of the UCC) therein and all principal, interest, distributions, dividends (whether cash or stock), income, earnings, cash and other rights at any time received or receivable or otherwise distributed in respect of or in exchange therefor, and all additions to, all replacements of, all substitutions for, and all proceeds of any or all of the foregoing (the "Collateral").
The Borrower acknowledges and agrees that so long as this Agreement is in effect, the Bank is holding physical possession and/or control of the Securities for the purpose of perfecting its security interest in the Securities, as well as for the purposes set forth in the Custody Agreement.
"Securities" shall include, without limitation, whether certificated or uncertificated, those common and preferred stocks, bonds, investment company securities, call options, put options, debentures, notes, bank certificates of deposit, banker's acceptances, mortgage backed securities, U.S. Treasury Securities, money market instruments or other obligations, repurchase agreements and the underlying collateral, certificates, receipts, warrants, securities entitlements, securities accounts or other investment property, instruments or documents, and all additions, all as owned by the Borrower on behalf of a Fund.  Securities shall also include any rights or other interests therein to receive, purchase or subscribe for any of the foregoing and all investments and rights therein.  The collateral value of the Securities shall be calculated in accordance with the procedures set forth in the Borrower's current prospectus and Statement of Additional Information ("Securities Valuation").
3. Authorization to File Financing Statements; Ratification.  The Borrower hereby authorizes the Bank to file all financing statements.  The Borrower will deliver to the Bank control agreements (substantially in the form attached here to as Annex 1, a "Control Agreement) and other documents and take such other actions as may from time to time be requested by the Bank in order to maintain a first perfected security interest in and, if applicable, Control (as defined in the UCC) of the Collateral owned by the Borrower on behalf of a Fund.  Any financing statement filed by the Bank may be filed in any filing office in any UCC jurisdiction and may indicate the Borrower's Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) by any other description which reasonably approximates the description contained in this Agreement.
4. Fees and Costs.  The Borrower shall reimburse the Bank for all fees, costs and expenses including, without limitation, reasonable attorney's fees, other professional fees, appraisal fee, court costs, litigation and other expenses (collectively, "Costs") incurred in connection with the enforcement of the Pledge Documents without any limitation.  Costs shall be due and payable upon demand by the Bank.  If the Borrower fails to pay Costs upon such demand, the Bank is entitled to disburse such Costs as Obligations.  Thereafter, the Costs shall bear interest from the date incurred or disbursed at the highest rate set forth in the Loan Agreement.  This provision shall survive the termination of this Agreement.
5. Representations and Warranties.  The Borrower represents and warrants to the Bank that:
(a) As of the date of each Loan (as defined in the Loan Agreement) and each transaction under the FX Documentation, the Borrower will be the sole beneficial owner of the Securities free and clear of any security interest, pledge, or other lien or encumbrance (collectively, "Lien") thereon or affecting the title thereto, except for Liens to Bank and Liens of governmental entities which secure amounts not at the time due and payable and which are imposed by law without the consent of the Borrower;
(b) The Borrower has the right and requisite authority to pledge, mortgage, assign, transfer, deliver, deposit, set over, grant a security interest in and confirm the Securities to the Bank as provided herein;
(c) The Borrower has obtained all permits, consents, approvals, authorizations or other orders of any person, corporation, partnership, trust, governmental entity, or other entity required for the execution and delivery of this Agreement or the delivery of the Securities to the Bank as provided herein; and
(d) The Borrower has good and marketable title to the Securities, and the Liens granted to the Bank pursuant to this Agreement are fully perfected first priority Liens in and to the Securities assuming that the Bank has physical possession and/or control of the Securities as set forth in Section 2 and that Bank makes and continues such UCC-1 financing statement filings as are necessary to perfect Bank's security interest in the Securities.
The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement and shall be deemed to have been made anew upon the making of each Loan pursuant to the Loan Agreement.
6. Covenants.  The Borrower covenants and agrees that until payment in full of all the Obligations:
(a) Without the prior written consent of the Bank, it will not mortgage, pledge or otherwise encumber any of the Borrower's rights in or to the Securities or any unpaid dividends or other distributions or payments with respect thereto; and
(b) The Borrower, at the Borrower's expense, will obtain, execute, acknowledge and deliver all such instruments and take all such action necessary (or as the Bank from time to time may request) in order to ensure the Bank shall have and retain the benefits of the first priority Lien in the Securities intended to be created by this Agreement, including without limitation the delivery of all notices and the procurement of all acknowledgments and  Control Agreements as may be required by Article 8 and/or Article 9 of the Uniform Commercial Code, as adopted by the applicable jurisdiction and as amended from time to time.
(c) The Borrower will not cause or permit any Fund to grant, create, incur, assume or permit to continue in existence any Lien on Collateral now owned or hereafter acquired by the Borrower, except for Liens to the Bank under this Agreement.
7.	Rights with Respect to Securities.
(a) Except as provided in this Agreement, the Borrower shall have the rights provided to it in the Custody Agreement or any Control Agreement.  The Borrower shall have the right, from time to time, to vote and give consents with respect to the Securities for all purposes not inconsistent with the provisions of this Agreement, the Custody Agreement or any Control Agreement.  Notwithstanding anything else set forth in this Agreement, in the event of a conflict between this Agreement, the Custody Agreement and the Control Agreement, the provisions of this Agreement and the Control Agreement shall control and in the event of a conflict between this Agreement and the Control Agreement, the Control Agreement shall control.
(b) The Bank (itself or through an agent) is hereby authorized and empowered at its election, to transfer and register in its name or in the name of its nominee the whole or any part of the Securities to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales, but without any previous notice or advertisement, the whole or any part of the Securities and to otherwise act with respect to the Securities as though the Bank was the outright owner thereof.    Except as provided in the Authorization Letter (as defined in the Loan Agreement), the Bank hereby agrees that it shall not exercise any of the powers granted in this Section 7(b) unless an Event of Default (as defined in Section 8) has occurred.
(c) All dividends and other distributions in respect of any of the Securities, whenever paid or made, shall be delivered to the Bank as contemplated by the Custody Agreement and held by the Bank subject to the Lien created by this Agreement.
8. Events of Default.  The following shall each constitute an "Event of Default" under this Agreement:
(a) The occurrence of an Event of Default under the terms of the Loan Agreement, the Note or the FX Documentation;
(b) Failure by the Borrower to observe and perform any covenant, condition, or agreement on the Borrower's part to be observed or performed under this Agreement;
(c) Failure of any representation or warranty of the Borrower contained in this Agreement to be true when given;
(d) An Insolvency Event occurs with respect to the Borrower;
(e) Any of the following occurs:  there is a material impairment of the value or priority of the Bank's Lien in the Collateral; a notice of lien, levy or assessment is filed against the Borrower or an asset of the Borrower by any government authority; or a judgment or other claim becomes a Lien on any Collateral; or any asset of the Borrower is seized, attached, or otherwise levied upon by a judicial officer;
(f) Any event occurs which might, in the Bank's reasonable opinion, have a material adverse effect on the Collateral pledged to the Bank under the this Agreement or on the Borrower's financial condition, operations or prospects or the ability of the Borrower to perform its obligations under this Agreement or any other Pledge Document; or
(g) The Custody Agreement is terminated except upon the simultaneous execution by the Bank and the Borrower of a substantially identical custody agreement in replacement thereof, in form and substance satisfactory to the Bank.
9.	Remedies.
(a) If an Event of Default shall occur and be continuing, then or at any time thereafter, and in addition to the rights and remedies of Bank pursuant to the terms and provisions of the Loan Agreement and the Note, the Bank (itself or through an agent) is hereby authorized and empowered at its election, to sell in one or more public or private sales after seven days' notice (which notice the Borrower agrees is commercially reasonable) but without any previous notice or advertisement, the whole or any part of the Securities.  Any sale may be either for cash or upon credit or for future delivery, and the Bank may be the purchaser of the whole or any part of the Securities so sold and hold the same thereafter in its own right free from any claim of the Borrower or any right of redemption.  The Bank reserves the right to reject any and all bids at such sale which, in its sole discretion, it shall deem inadequate.  Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by any officer or agent of the Bank.
(b) If, at the original time or times appointed for the sale of the whole or any part of the Securities, the then current market price is inadequate to discharge in full all the Obligations, or if the Securities be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Bank, in its discretion, the unlikelihood of the proceeds of the sales of all of the Securities being sufficient to discharge all the Obligations, the Bank may, on one or more occasions, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after seven days' notice to the Borrower.
(c) In the event of any sale(s) hereunder the Bank shall, after deducting all costs or expenses of every kind (including, to the full extent permitted by law, attorney's fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sale(s) to the payment or reduction, either in whole or in part, of the Obligations returning the surplus, if any, to the Borrower.
(d) If, at any time when the Bank shall determine to exercise its right to sell the whole or any part of the Securities hereunder, such Securities or the part thereof to be sold shall not be effectively registered, for any reason whatsoever, under the Securities Act of 1933, as then in effect (or any similar statute then in effect) (the "Securities Act"), the Bank may, in its discretion (subject only to applicable Requirements of Law), sell such Securities or part thereof by private sale in such manner and under such circumstances as the Bank may deem necessary or advisable, but subject to the other requirements of this Section 9, and shall not be required to effect such registration or to cause the same to be effected.  Without limiting the generality of the foregoing, in any such event the Bank in its discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Securities or part thereof could be or shall have been filed under said Securities Act (or similar statute), (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Securities or part thereof.  In addition to a private sale as provided above in this Section 9, if any of the Securities shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Section 9, then the Bank shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable Requirements of Law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at sale, (ii) as to the content of legends to be placed upon any certificates representing the Securities sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about the Borrower and such Person's intentions as to the holding of the Securities so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Bank may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with laws affecting the enforcement of creditors' rights and the Securities Act and all applicable state or other jurisdictions' securities laws.
(e) The Borrower acknowledges that any sale under the circumstances described in this Section 9 shall be deemed to have been held in a manner which is commercially reasonable.  In the event of any such sale under the circumstances described in this Section 9, the Bank shall incur no responsibility or liability for selling all or any part of the Securities at a price which the Bank may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sales were deferred until after registration as aforesaid.
(f) The Borrower agrees that it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Securities or the possession thereof by any purchaser at any sale hereunder, and the Borrower waives the benefit of all such laws to the extent it lawfully may do so.  The Borrower agrees that it will not interfere with any right, power and remedy of the Bank provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Bank of any one or more of such rights, powers or remedies.  No failure or delay on the part of the Bank to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Borrower by the Bank with respect to any such remedies shall operate as a waiver hereof, or limit or impair the Bank's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Borrower in any respect.
10.	Waiver.
(a) The Borrower waives any right to require Bank to:  (i) proceed against or exhaust any security held for the Obligations, or (ii) pursue any other remedy in Bank's power whatsoever.  The Borrower hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Obligations, and promptness in commencing suit against any party thereto or liable thereon, and in giving notice to or of making any claim or demand hereunder upon the Borrower.
(b) No delay on the Bank's part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Borrower by the Bank with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Bank's right to take any action or to exercise any power of sale, lien, option, or any other right hereunder, without notice or demand, or prejudice the Bank's rights as against the Borrower in any respect.  No act or omission of any kind on Bank's part shall in any event affect or impair this Agreement.
11. Indemnification.  The Borrower agrees to indemnify and hold the Bank harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney's fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Bank, in good faith and without gross negligence or willful misconduct, under this Agreement and in respect of any transactions effected in connection with this Agreement, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Securities as provided herein.  The obligations of the Borrower under this Section shall survive the termination of this Agreement.
12.	Miscellaneous.
(a) The Borrower agrees to promptly reimburse Bank for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by the Bank in connection with the administration and enforcement of this Agreement and/or the Note and/or the Loan Agreement; provided, however, that this Section 12(a) shall not be construed as granting the Bank a security interest in any Securities for the purpose of paying such counsel fees.
(b) This Agreement shall be binding upon the Borrower and the Borrower's assigns, and shall inure to the benefit of, and be enforceable by, the Bank and its successors, transferees and assigns.  None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Bank and the Borrower.
13. Notices.  Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered by hand or when mailed by registered or certified mail, return receipt requested, or when sent by facsimile transmission, addressed as follows:
(a)	If to Bank, at The Huntington National Bank 45 North Pennsylvania Street INHP22 Indianapolis, IN 46204 Attention: Andrew M. Cardimen Tel: 317-231-7905 Email: Andrew.Cardimen@huntington.com
(b)	If to the Borrower
Foxby Corp.
c/o Midas Management Corporation
11 Hanover Square, 12th Floor
New York, NY 10005
Attention:  Russell Kamerman, General Counsel
Tel:  212-785-0900, Ext. 275
Email:  rkamerman@foxbycorp.com

with a copy to:	Foxby Corp.
c/o Midas Management Corporation
11 Hanover Square, 12th Floor
New York, NY 10005
Attention:  Donald Klimoski II, Assistant General Counsel
Tel:  212-785-0900, Ext. 280
Email:  dklimoski@foxbycorp.com

Either party may change such address by sending notice of the change to the other party.
14. Counterparts.  This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.
15. Governing Law; Jurisdiction.  All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Ohio.  The Borrower agrees that the state and federal courts in Franklin County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to the Borrower at its address described in the Notices section of this Agreement.  BANK AND THE BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST ANY OTHER ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed as of the date first above written.

FOXBY CORP., "Borrower"
By: /s/ Russell Kamerman

Name: Russell Kamerman
Title: Vice President

THE HUNTINGTON NATIONAL BANK, "Bank"
By: /s/ Andrew Cardimen

Name: Andrew M. Cardimen

Title: Senior Vice President

EXHIBIT 1.1
 TO PLEDGE AND SECURITY AGREEMENT
BETWEEN
FOXBY CORP.
AND
THE HUNTINGTON NATIONAL BANK

PARTICIPATING FUNDS

Fund	Investment Adviser	Date Added
Foxby Corp.	Midas Management Corporation	June 18, 2018

FOXBY CORP., "Borrower"
By:

Name: Russell Kamerman

Title: General Counsel
THE HUNTINGTON NATIONAL BANK, "Bank"
By:

Name: Andrew M. Cardimen

Title: Senior Vice President

ANNEX 1
TO PLEDGE AND SECURITY AGREEMENT
BETWEEN
FOXBY CORP.
AND
THE HUNTINGTON NATIONAL BANK

CONTROL AGREEMENT

This Control Agreement (this "Agreement"), dated June 18, 2018, is by and among FOXBY CORP., a Maryland corporation  (the "Borrower") executing this Agreement on behalf of itself and on behalf and for the benefit of those investment series set forth in Exhibit A (the "Funds" and each, a "Fund"), THE HUNTINGTON NATIONAL BANK, a national bank ("Bank"), and THE HUNTINGTON NATIONAL BANK, a national bank (the "Custodian").
WHEREAS, the Borrower and the Custodian are parties to a certain Custody Agreement(s) whereunder Custodian holds custody of various assets of Borrower, which include the Collateral Account(s), as defined and listed below; and
WHEREAS, the Borrower and Bank have entered into the Pledge Agreement dated as of      June 18, 2018; and
WHEREAS, Bank, the Borrower and the Custodian are entering into this Agreement to provide for Bank's control of the Collateral Account(s) and the financial assets and other property held in the Collateral Account(s).
NOW THEREFORE, for valuable consideration, the parties hereto agree as follows:
1. Establishment of Collateral Account(s).  The Custodian hereby confirms and agrees that:
1.1 Custodian has established the following account(s) (the "Collateral Account(s)"), in the name of the Borrower.
Fund	Collateral Account Numbers
Foxby Corp.	1041016915

1.2 The Custodian is, and at all times hereafter will be, acting in the capacity of "Securities Intermediary" (as such term is defined in Article 8 of the Uniform Commercial Code as adopted by the State of Ohio (the "UCC")) in respect of all Securities or other property credited to the Collateral Account(s).
1.3 All securities or other property underlying any financial assets credited to the Collateral Account(s) shall be registered in the name of the Custodian, indorsed to the Custodian or in blank and in no case, will any financial asset credited to a Collateral Account be registered in the name of the Borrower, payable to the order of the Borrower or specially indorsed to the Borrower except to the extent the foregoing have been specially indorsed to the Custodian or in blank.
2. Collateral Account Control.
2.1 Bank Security Interest.  The Borrower has granted Bank a security interest in the Collateral and Collateral Account(s).
2.2 Control.  Custodian will comply with the entitlement order(s) (as defined in the UCC) or other instruction(s) received from the Borrower until Custodian receives a written notice from Bank instructing Custodian that Bank is exercising its right to exclusive control over the Collateral Account(s).  Such notice, which shall be substantially in the form attached hereto as Exhibit B, is referred to herein as a "Notice of Exclusive Control".  After Custodian receives a Notice of Exclusive Control and Custodian has a reasonable time to act thereon, Custodian shall thereafter comply only with the entitlement order(s) (as defined in the UCC) or other instruction(s) received from Bank with respect to the Collateral and the Collateral Account(s) without further consent of Borrower or any other Person.  If the Custodian receives conflicting entitlement orders or instructions from the Borrower and the Bank, the Custodian shall follow the instructions or entitlement orders originated by the Bank.
3. Limited Responsibility of Custodian.
3.1 The Custodian shall have no responsibility or liability to Bank for complying with entitlement orders or other instructions originated by the Borrower concerning the Collateral Account(s) or any Collateral, prior to Custodian receiving a Notice of Exclusive Control and Custodian having had a reasonable time to act thereon.
3.2 The Custodian shall have no responsibility or liability to the Borrower, for complying with a Notice of Exclusive Control or complying with entitlement orders or other instructions originated by Bank concerning the Collateral Accounts or any Collateral.  The Custodian shall have no duty to investigate or make any determination as to whether any entitlement order or Notice of Exclusive Control is appropriate whether or not the Borrower may allege that such entitlement order or Notice of Control is inappropriate.  Upon Bank issuing a Notice of Exclusive Control, the Borrower agrees not to issue any request or instructions to Custodian to make trades of securities held in the Collateral Account(s) or to transfer or withdraw any financial assets, cash or other property from the Collateral Account(s) without the prior written consent of Bank.
3.3 Notwithstanding any provision contained herein or in any other document or instrument to the contrary, Custodian shall not be liable for any action taken or omitted to be taken at the instruction of Bank or the Borrower, as applicable, or any action taken or omitted to be taken under or in connection with this Agreement, except for Custodian's own gross negligence or willful misconduct in carrying out such instructions.
4. Distributions; Tax Reporting.  Custodian shall credit to the Borrower's custodial account(s) all interest, dividends and other income received by Custodian on the Collateral, unless Custodian has received a Notice of Exclusive Control and has had a reasonable time to act thereon.  All items of income, gain, expense and loss recognized in the Collateral Account(s) shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Borrower.
5. Duties and Services of Custodian.
5.1 The Custodian shall have no duties, obligations, responsibilities or liabilities with respect to the Collateral or the Collateral Account(s) except as and to the extent expressly set forth in this Agreement (and as between the Borrower and Custodian the Custody Agreement), and no implied duties of any kind shall be read into this Agreement against Custodian including, without limitation, the duty to preserve, exercise or enforce rights in the Collateral and Collateral Account(s).
5.2 Instructions under this Agreement from the Borrower's authorized representative given in accordance with the terms of the Custody Agreement shall also constitute proper instructions under the Custody Agreement.
5.3 Bank agrees to provide to Custodian, on Exhibit C attached hereto, the names and signatures of authorized parties who may give written notices, instructions or entitlement orders concerning the Collateral Account(s).
5.4 Notwithstanding anything to the contrary in this Agreement, Bank and the Borrower hereby further acknowledge and agree that any Collateral issued outside the United States ("Foreign Security System Assets") which may be held by Custodian, a sub-custodian within Custodian's network of sub-custodians (each a "Sub-Custodian") or a depository or book-entry system for the central handling of securities and other financial assets in which Custodian or the Sub-Custodian are participants may not permit the Borrower to have a security entitlement under the UCC with respect to such Foreign Security System Assets (and such property shall be deemed for purposes of this Agreement not to be a financial asset held within the Collateral Account(s)).  The parties hereby further acknowledge that Custodian gives no assurance that a security entitlement is created under the UCC with respect to any assets held in Euroclear or Cedelbank or their successors.
6. Indemnification of the Custodian.
6.1 The Borrower and Bank hereby agree that Custodian is released from any and all liabilities to the Borrower and Bank arising from the terms of this Agreement and the compliance of Custodian with the terms hereof, except to the extent that such liabilities arise from Custodian's gross negligence or willful misconduct. In no event shall Custodian be liable under this Agreement to the Borrower or Bank or any Person claiming by through or under the Borrower or Bank for consequential or special damages, even if Custodian has been advised of the possibility or likelihood of such damages. This provision shall survive the termination of this Agreement.
6.2 As between the Borrower and Custodian, Custodian shall be and remains entitled to all of the rights, indemnities, powers, and protections in its favor under the Custody Agreement, which shall apply fully to Custodian's actions and omissions hereunder. This provision shall survive the termination of this Agreement. In addition to such the rights, indemnities, powers, and protections set forth in the Custody Agreement, Borrower hereby agrees to hold harmless, indemnify, and defend Custodian, and its affiliates, successors, assigns, officers, directors, employees, and agents, against all losses, liabilities, claims, litigation, demands, suits, costs (including reasonable attorneys' fees), disbursements, or expenses incurred as a result of the assertion of any claim by any person or entity arising out of or otherwise arising from or in connection with or related to this Agreement, including any that may be incurred in performing its duties or responsibilities pursuant to the terms of this Agreement, except to the extent the losses, liabilities, claims, litigation, demands, suits, costs, disbursements, or expenses are a direct result of Custodian's gross negligence or willful misconduct.
6.3 As between Custodian and Bank, Bank will hold harmless, indemnify, and defend Custodian, and its affiliates, successors, assigns, officers, directors, employees, and agents, against all losses, liabilities, claims, litigation, demands, suits, costs, disbursements, or expenses arising out of entitlement orders and any other instructions given by Bank to Custodian under this Agreement or actions taken by Custodian in compliance with entitlement orders originated by Bank, or otherwise following instructions of Bank hereunder, including reasonable attorneys' fees and disbursements, except to the extent the losses, liabilities, claims, litigation, demands, suits, costs, disbursements, or expenses are a direct result of  Custodian's gross negligence or willful misconduct. This provision shall survive the termination of this Agreement.
7. Custodian Representations.  The Custodian agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement that it has not entered into, and until the termination of this Agreement will not enter into, any agreement (other than the Custody Agreement) with any other person or entity relating to the Collateral or the Collateral Account(s) under which it has agreed to comply with entitlement orders (as defined in Section 8-102 of the UCC) of such other person or entity.
8. Access To Reports.  The Custodian will provide to Bank a copy of a statement of the Collateral Account(s) on each business day; provided, however, that Custodian's failure to forward a copy of such statement to Bank shall not give rise to any liability hereunder.
9. Fees and Expenses of Custodian.  In addition to the terms of the Custody Agreement, the Borrower hereby agrees to pay and reimburse Custodian for any advances, costs, expenses (including, without limitation, reasonable attorney's fees and costs) and disbursements that may be paid or incurred by Custodian in connection with this Agreement or the arrangement contemplated hereby, including any that may be incurred in performing its duties or responsibilities pursuant to the terms of this Agreement.  This provision shall survive the termination of this Agreement.
10. Liens; Advances; Right of Offset.  Any fees, expenses or other amounts that may be owing to Custodian from time to time pursuant to the terms hereof or of the Custody Agreement shall be secured by any lien, encumbrance and other rights that Custodian may have under the Custody Agreement or applicable law; and Custodian shall be entitled to exercise such rights and interests against the Collateral and Collateral Account(s) in accordance with the terms of the Custody Agreement. Without limiting the generality of the foregoing, Bank furthermore agrees that (a) if Custodian, at its option without any liability or obligation to do so, advances cash or investments to the Collateral Account(s) for any purpose (including but not limited to securities settlements, foreign exchange contracts, assumed settlement or account overdraft) for the benefit of the Borrower, any property at any time held pursuant to this Agreement shall be security therefor and, should Borrower fail to repay Custodian  promptly, Custodian shall be entitled to utilize available cash and/or to liquidate assets in the Collateral Account(s) to the extent necessary to obtain reimbursement; and (b) Custodian shall be entitled to utilize available cash and/or to liquidate assets in the Collateral Account(s) for the payment of fees, cost and expenses owing to Custodian with respect to the Collateral Account(s), and all costs and expenses that may be paid or incurred by Custodian in connection with this Agreement, including, without limitation,  any that may be incurred in performing Custodian's duties under this Agreement pertaining to instructions or entitlement orders or a Notice of Exclusive Control issued by Bank.
11. Notices.  Any notice, instruction or other instrument required to be given hereunder requests and demands to or upon the respective parties hereto shall be in writing and may be sent by hand, or by facsimile transmission, telex, or delivery by any recognized delivery service, prepaid or, by certified or registered mail, postage prepaid, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing:
(a)	If to Custodian, then:
The Huntington National Bank
7 Easton Oval/EA4E95
Columbus, OH  43219
Attn:  Kevin Speert
Tel:  614-331-9838
Email:  Kevin.Speert@Huntington.com

(b)	If to Bank, then:
The Huntington National Bank
45 North Pennsylvania Street
INHP22
Indianapolis, IN  46204
Attn:  Andrew M. Cardimen
Tel:  317-231-7905
Email:  Andrew.Cardimen@huntington.com

(c)	If to Borrower, then:
Foxby Corp.
c/o Midas Management Corporation
11 Hanover Square, 12th Floor
New York, NY 10005
Attention:  Russell Kamerman, General Counsel
Tel:  212-785-0900, Ext. 275
Email:  rkamerman@foxbycorp.com

with a copy to:

Foxby Corp.
c/o Midas Management Corporation
11 Hanover Square, 12th Floor
New York, NY 10005
Attention:  Donald Klimoski II, Assistant General Counsel
Tel:  212-785-0900, Ext. 280
Email:  dklimoski@foxbycorp.com
12. Amendment. No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument.
13. Termination.   This Agreement shall continue in effect until Bank has notified Custodian in writing that this Agreement or its interest in the Collateral Account(s) is terminated.  Upon receipt of such notice, Bank shall have no further right to originate instructions with respect to the Collateral or Collateral Account(s) and any previous Notice of Exclusive Control delivered by the Bank shall be deemed to be of no further force and effect.
14. Severability.  In the event any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement shall remain in effect.
15. Successors; Assignment.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns.  No party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other parties hereto.
16. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflict of law provisions thereof and the jurisdiction of Custodian for purposes of this Agreement shall be the State of Ohio.  The Borrower and Bank agree that the state and federal courts in Franklin County, Ohio or any other court in which Custodian initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to the Borrower or Bank at its addresses described in the Notices section of this Agreement.  EACH OF THE PARTIES HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OTHER PARTY ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
17. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument.
18. Headings.  Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.
SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the undersigned have executed this Agreement under their respective seals as of the date first written above.
THE HUNTINGTON NATIONAL BANK, as Custodian

By:
      Name:
      Title:
             Its duly authorized officer

THE HUNTINGTON NATIONAL BANK,
as Bank

By:
      Name: Andrew M. Cardimen
      Title: Senior Vice President
             Its duly authorized officer

FOXBY CORP., as Borrower

By:
      Name: Russell Kamerman
      Title:  General Counsel
             Its duly authorized officer

Exhibit A
To the
Control Agreement

Participating Funds

Foxby Corp.

Exhibit B

[Bank letterhead]

The Huntington National Bank
7 Easton Oval/EA4E95
Columbus, Ohio  43219
Attention:  Kevin Speert

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you pursuant to the terms of that certain Control Agreement dated as of June 18, 2018, (as from time to time amended and supplemented, the "Control Agreement") among the undersigned, The Huntington National Bank (together with its successors and assigns), Foxby Corp. (the "Borrower") and you, as Custodian, that you (i) shall not follow any instructions or entitlement orders of Borrower in respect of the Collateral Account(s) or the Collateral assets held by you for Foxby Corp.  (as each such capitalized term is defined in the Control Agreement), and (ii) unless and until otherwise expressly instructed by the undersigned, Custodian shall exclusively follow the entitlement orders and instructions of the undersigned in respect of the Collateral Account(s) or the Collateral Account(s) assets.
Very truly yours,

THE HUNTINGTON NATIONAL BANK

By:

Authorized Signatory

cc:     Foxby Corp.
Midas Management Corporation

Exhibit C

[Bank letterhead]

The Huntington National Bank
7 Easton Oval/EA4E95
Columbus, Ohio  43219
Attention:  Kevin Speert

The Huntington National Bank, (the "Bank"), hereby certifies that the persons whose names appear below are authorized to act on its behalf, including the authorization to give instructions, with respect to the Control Agreement among the undersigned, The Huntington National Bank (together with its successors and assigns), Foxby Corp. (the "Borrower") and you, as Custodian, dated as of June 18, 2018.  The Bank further certifies that the true signature of each such person is set forth below opposite his/her name, and that Custodian may rely upon this certificate until such time as it receives another certificate bearing a later date and has had a reasonable opportunity to act thereon.
NAME    SIGNATURE
Andrew Cardimen _________________________
Karen S. Wheatley                _________________________
Joseph Breen          _________________________
Jan Smith                 _________________________

THE HUNTINGTON NATIONAL BANK

BY:

TITLE: Senior Vice President

DATE: